As filed with the Securities and Exchange Commission on July 25, 2002
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        KNOWLEDGE TRANSFER SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           Nevada                                                76-0599457
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

110 Broadway Street
Oakland, CA                                                             94607
(Address of principal executive offices)                              (Zip Code)


                          CONSULTING SERVICES AGREEMENT
                            (Full title of the plan)



                           Steven K. Burke, President
                        KNOWLEDGE TRANSFER SYSTEMS, INC.
                               110 Broadway Street
                                Oakland, CA 94617
                                 (510) 251-6230
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed                  Proposed
                                                              maximum                   maximum
                                                              offering                  aggregate                 Amount of
Title of securities                 Amount to be              price per                 offering                  registration
to be registered                    registered                share                     price                     fee

Common Stock, $0.001
par value per share                 2,500,000                 $0.02                     $50,000                     $4.60*
-----------------

* Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on July 24, 2002.

PROSPECTUS

                        KNOWLEDGE TRANSFER SYSTEMS, INC.

                        2,500,000 Shares of Common Stock


         This  prospectus  forms  a  part  of  a  registration  statement  which registers an aggregate of 2,500,000 shares of common stock, that are collectively referred to as the "Shares", of Knowledge Transfer Systems, Inc. ("Knowledge Transfer", "Company", "we", "us" or "our"). 1,500,000 of the Shares have been issued to M. Blaine Riley, and the remaining 1,000,000 shares are to be issued to M. Blaine Riley, a consultant to the Company. Mr. Riley is sometimes referred to as the "selling securityholder." The selling securityholder may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholder.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                                     -------

         Investing in our shares involves certain risks. See the "Risk Factors" section beginning on Page 4.



                  The date of this prospectus is July 25, 2002

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference and made a part hereof:

        o Annual Report on Form 10-KSB for the year ended December 31, 2001, filed on April 1, 2002; and

        o Quarterly Report on Form 10-QSB for the three months ended March 31, 2002, filed on May 15, 2002.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Knowledge Transfer Systems, Inc., 110 Broadway Street, Oakland, California 94617.


                                   THE COMPANY

         This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

General

         We design, produce and market e-learning courses and solutions. We are an industry leader in developing high quality, engaging courses that map to the respective industry certifications in the information technology sector. We are able to develop highly engaging courses, cost effectively, due to content sourcing relationships with multiple publishers and an extremely efficient development process that utilizes proprietary development tools. These products are then private labeled for those publishers and marketed through their distribution channels, in addition to multiple resellers, integrators and e-learning companies. We are headquartered in Oakland, California, and market our products through resellers and distribution partners in over 50 countries around the world.

Products and Services

         Our main products and services revolve around e-learning courses and solutions. We provide high quality, engaging courses that map to the respective industry certifications in the information technology (IT) sector. Courses within the product library include desktop applications and operating systems areas. The desktop application courses offered include Microsoft Office XP, Microsoft Office 2000, 1998, and 1997. Operating system courses offered include Microsoft Windows 2000, Microsoft Windows NT 4.0, Microsoft Windows 98 and 95. In addition, we offer IT certification courses such as Cisco CCNA, Java, MCSE Certification, Oracle, etc. We market products through its resellers and distribution partners in over 50 countries.

Competitive Business Conditions

         The markets for our services are highly competitive, continuously evolving and subject to rapid change, technological or otherwise. Although we believe our solutions currently compete favorably with those offered by our competitors, the markets we serve are dynamic and changing rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Additional competition could result in price reductions and loss of market share.

Government Regulation

         The products we provide over the Internet are subject to foreign, federal, state and local laws and regulations governing the conduct of e-commerce and use of the Internet. E-commerce is new and rapidly changing, and government regulation relating to the Internet and e-commerce is still evolving. Currently, there are few laws and regulations directly applicable to access of the Internet or conduct of e-commerce on the Internet. However, due to the increasing popularity and use of the Internet and on-line services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet and online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Additionally, the rapid growth of e-commerce may trigger the development of tougher consumer protection laws. The adoption of such laws and regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our products and could otherwise have a material adverse effect on our business.

         In addition, applicability to the Internet of existing laws governing issues such as intellectual property issues, taxation and personal property is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues associated with operating an Internet-related business. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain.

         Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner in which personal information is collected from users and provided to third parties. Specific statues intended to protect use privacy have been passed in many non-U.S. jurisdictions. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty on the Internet. This could reduce demand for our services, increase the cost of doing business as a result of increased litigation costs or increased service delivery costs, or otherwise harm our business.

Research and Development

         We have not incurred any significant costs associated with research and development. However, we do understand that technological innovation is often a key to success in the Technology and elearning market. Further, the pace of technological innovation in the elearning market is incredibly rapid. It can be daunting for a single company to try to keep pace with technological change on all levels. Upon obtaining additional capital, of which there can be no assurance, management plans to increase expenditures related to research and development.

                                  RISK FACTORS

         In evaluating us, the following risk factors should be considered:

Risks Related to Our Business

We Incurred Operating Losses for the Current Year, but Plan on Profits for the Coming Year.

         At December 31, 2001, our accumulated deficit since inception was $4,562,231. For the twelve months ended December 31, 2001, we incurred a net loss of $3,385,139. We have incurred a net loss in each year of our existence, and have financed our operations primarily through sales of equity securities.
Our current expense levels are approximately $70,000 per month. Also, upon obtaining additional capital, of which there can be no assurance, management plans to increase its marketing efforts and sales distribution channels and anticipate that our revenue will exceed our expenses, thus we are planning for a profitable year.

Our Success Will Be Dependent In Part On Our Ability To Develop Strategic Relationships With Other Businesses.

         One of our primary goals is to increase market awareness and market penetration of our products. This will likely require us to form strategic marketing and sales relationships with several additional companies whose resources can be used to supplement and expand our own, with such entities either acting as distributors or resellers of our products, or including our products as complements to or components of their own product offerings.

Our Quarterly Operating Results May Fluctuate.

         Based on our business and industry, we expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include:

        * our ability to attract new customers at a steady rate and maintain customer satisfaction, and the demand for the products and services we intend to market,

        * the amount and timing of capital expenditures and other costs relating to the expansion of our operations,

        * the introduction of new or enhanced services by us or our competitors, and

        *       economic  conditions  specific  to  the  Technology,   Internet,
                e-commerce or all or a portion of the technology market.

As a Technology Based Company, We are in an Intensely Competitive Industry.

         Training and elearning are highly competitive. Although there are few competitors who offer the same or similar services of the type we offer, we can provide no assurance that additional competitors will not enter markets that we intend to serve.

         We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

        *       the timing and market acceptance of our business model,

        *       our competitors' ability to gain market control,

        *       the success of our marketing efforts,

        *       acquisitions of companies with new technology,

        * using current relations to extend all business sales and marketing

We Depend on Certain Key Employees.

         Our future performance will depend significantly on the continued service and performance of our key executives and officers, Steve Burke, Chris Ryan and Doug Baker. The loss of the services of either of these individuals could seriously impair our ability to operate our business, compete in our industry and improve our tools and services.

We Must Continue to Attract, Train, Motivate and Retain Qualified Personnel.

         We must attract, train, motivate and retain highly qualified personnel, particularly in the areas of sales and marketing. Because the competition for qualified employees is intense, hiring, training, motivating, retaining and managing employees with the strategic and technical skills we need is both time-consuming and expensive. If we fail to attract, train and retain key personnel, we may experience delays in marketing and commercialization of our products and services.

The Volatility of Our Securities Prices May Increase.

         The market price of our common stock has in the past been, and may in the future continue to be, volatile. A variety of events may cause the market price of our common stock to fluctuate significantly, including:

        *       quarter-to-quarter variations in operating results,

        *       adverse news announcements,

        *       the introduction of new products and services, and

        * market conditions in the Internet-based professional marketing services, business, and business-to-business e-commerce.

         In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies in our business and that often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

Risks Related to Our Industry

We Are Dependent on Continued Growth in Internet Use and Infrastructure.

         Although most of our revenues to date consist of elearning and training solutions conducted offline, one important aspect of our business relates to our elearning and training solutions through the Internet. Another important aspect of our business relates to specific aspects of our products related to the Internet. Despite significant increases in Internet use, many organizations have been reluctant to incorporate the Internet into their businesses or activities for a number of reasons, including:

        * inconsistent service quality resulting in part from inadequate infrastructure of servers, routers, switches, telecommunications links and other components

        *       lack  of   confidence  in  the  security  and  privacy  of  data
                transmitted over the Internet

        *       limited internal resources and technical expertise

        *       reluctance  to dedicate  resources to an  alternative  method of
                communicating   that  may  render   substantial   personnel  and
                infrastructure investments obsolete.

If the infrastructure of the Internet does not keep pace with the growth of Internet usage and if our targeted customers do not grow comfortable using the Internet, our business will suffer.

We Must Develop, Produce and Establish New Products and Services That Keep Up With Rapid Technological Change.

         The market for Internet services and business-to-business e-commerce is characterized by rapid technological changes, frequent software changes, frequent new products and service introductions and evolving industry standards. The introduction of services embodying new processes and technologies and the emergence of new industry standards can rapidly render existing services obsolete and unmarketable. Our success in adjusting to rapid technological change will depend on our ability to:

        *       develop  and   introduce   new  services  that  keep  pace  with
                technological developments and emerging industry standards; and

        * address the increasingly sophisticated and varied needs of customers.

         Due to inadequate technical expertise, insufficient finances or other reasons, we may be unable to accomplish these tasks. Such failure would have a material adverse effect on our operating results and financial condition.

It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units, including the Risk Factors discussed above.

                    AGREEMENTS WITH OFFICERS AND CONSULTANTS

General

         The Company has had access to limited funds to compensate various consultants in recent periods. As a result, the Company provided for the compensation of M. Blaine Riley, pursuant to the terms of a Consulting Services Agreement dated July 4, 2002, through the issuance of 2,500,000 shares of the Company's common stock (the "Shares") to Mr. Riley. 1,500,000 of the Shares have been issued to Mr. Riley, and the remaining 1,000,000 Shares are to be issued to Mr. Riley 90 days after the date of execution of the Consulting Services Agreement as long as the Consulting Services Agreement has not been terminated by the Company within the first 80 days from the date of the Consulting Services Agreement. The consulting services provided and to be provided by Mr. Riley pursuant to the terms of the Consulting Services Agreement include (i) the development of strategic alliances, mergers and acquisitions, (ii) corporate planning, (iii) business development and advertising, (iv) e-consulting, and (v) periodic reporting.

Federal Income Tax Effects

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2001. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

        o       the name of the selling securityholder,

        o       the  amount  of  shares  of  common   stock  held   directly  or
                indirectly,

        o the maximum amount of shares of common stock to be offered by the selling securityholder,

        o       the  amount  of  common   stock  to  be  owned  by  the  selling
                securityholder following sale of the shares of common stock, and

        o the percentage of shares of common stock to be owned by the selling Securityholder following completion of such offering based on 49,693,208 shares being outstanding as of July 17, 2002.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After             After
Securityholders                   Shares Owned           be Offered           Offering              Offering
---------------                   ------------           ----------         ------------           -----------

M. Blaine Riley                  2,500,000(1)             2,500,000               0                    0%

(1) 1,500,000 of the shares are currently owned, and 1,000,000 of the shares are to be issued 90 days after the date of execution of the Consulting Services Agreement as long as the Consulting Services Agreement has not been terminated by the Company within the first 80 days from the date of the Consulting Services Agreement

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholder in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder in connection with sales of securities.

         The selling securityholder may sell the securities in one or more of the following methods, which may include crosses or block transactions:

        o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

        o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling securityholder to its partners or members, subject to rules relating to sales by affiliates;

        o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

        o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholder may arrange for other brokers or dealers to participate. The selling securityholder and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholder that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided the selling securityholder with a copy of these rules. We have also told the selling securityholder of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholder or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 per share. As of July 17, 2002, there were issued and outstanding, 49,693,208 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

Transfer Agent

        The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc. 1981 E. Murray Holladay Rd, Suite 100, Salt Lake City, Utah 84117.

                                     EXPERTS

        Our consolidated financial statements as of Dcember 31, 2001 appearing in our Annual Report on Form 10-KSB, have been audited by Robinson, Hill & Co., Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Robinson, Hill & Co. pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Nevada Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Nevada law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Nevada law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Nevada Business Corporation Act, our financial resources may be significantly affected.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.



                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


        o Annual Report on Form 10-KSB for the year ended December 31, 2001, filed on April 1, 2002; and

        o Quarterly Report on Form 10-QSB for the three months ended March 31, 2002, filed on May 15, 2002.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Knowledge Transfer Systems, Inc., 110 Broadway Street, Oakland, California 94617.

ITEM 4.  Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers

         The Nevada Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Nevada law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Nevada law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Nevada Business Corporation Act, our financial resources may be significantly affected.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.  Exemption From Registration Claimed

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to the Company and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.  Exhibits

         5.1      Opinion of Adorno & Yoss, P.A. *

         10.1     Consulting Services Agreement with M. Blaine Riley *

         23.1     Consent of Adorno & Yoss, P.A. *

         23.2     Consent of Robinson, Hill & Co. *
--------------------
*        Filed herewith.


ITEM 9.  Undertakings

         The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

2.
        a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
        b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
        c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
        d. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

3. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Oakland, California, on the 25th day of July, 2002.

                               KNOWLEDGE TRANSFER SYSTEMS, INC.


                               By:      /s/ Steven K. Burke
                                        -------------------
                                        Steven K. Burke, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                         Date


                                  Chief Executive Officer,
                                  Director, and Principal
/s/Steven K. Burke                Accounting Officer               July 25, 2002
--------------------------
Steven K. Burke


/s/John C. Graham
--------------------------
John C. Graham                    Director                         July 25, 2002


/s/ David Manovich
--------------------------
David Manovich                    Director                         July 25, 2002


/s/ Mark Coulter
--------------------------
Mark Coulter                      Director                         July 25, 2002